Exhibit 2.2

CERTIFICATE OF INCORPORATION OF Creci Inc.	State of Delaware Secretary of State Division of Corporations Delivered 01:55 PM 01/11/2019 FILED 01:55 PM 10/11/2019 SR 20190218535 - File Number 7233418

FIRST:	The name of the corporation is: Creci Inc.

SECOND:

The address of the registered office of the corporation in the State of Delaware is located at:

            108 West 13th Street, Wilmington, Delaware 19801

            Located in the County of New Castle

The name of the registered agent at that address is:

            Business Filings Incorporated

THIRD:	The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH:	The total number of shares of stock which the corporation is authorized to issue is 15,000,000 shares, of which 10,000,000 are common stock having a ($0.00001) par value and 5,000,000 are preferred stock having a ($0.00001) par value.

FIFTH:	No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good. faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

SIXTH:	The name and address of the incorporator is Business Filings Incorporated, 8020 Excelsior Dr., Suite 200, Madison, WI 53717.

SEVENTH:	The name and address of the director of the corporation is:

Andres Idarraga, 4936 Sw 33rd Terrace, Fort Lauderdale, Florida 33312

I, the undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file, and record this Certificate of Incorporation and do certify that the facts herein are true.

/s/ Mark Williams
Business Filings Incorporated, Incorporator	Dated: January 11, 2019
Mark Williams, A.V.P.

Delaware

The First State

I , JEFFREY JI. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “CRECI INC.” , FILED IN THIS OFFICE ON THE ELEVENTH DAY OF JANUARY, A.D. 2019, AT 1:55 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS .

7233418 8100 SR# 20190218535	Authentication: 202071672 Date: 01-14-19

 You may verify this certificate online at corp.delaware.gov/authver.shtml